UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2008

VENTANA MEDICAL SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-20931	94-2976937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	( IRS Employer Identification No.)

1910 E. Innovation Park Drive, Tucson, Arizona	85755
(Address of principal executive offices)	(Zip Code)

(520) 887-2155

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 24, 2008, Ventana Medical Systems, Inc., a Delaware corporation (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent and L/C issuer (the “Agent”) and the other lenders party thereto.

Pursuant to the Credit Agreement, the Company may borrow up to $50 million in the aggregate under a revolving credit facility (the “Aggregate Commitment”). The Agent is also committed to issuing the Company letters of credit in amounts not exceeding $5 million in the aggregate, which is a sub-limit included in and not in addition to the Aggregate Commitment. In addition, the Credit Agreement includes an accordion feature that will allow the Company to request from time to time an increase of up to $50 million in the maximum borrowing commitment. Each member of the lending group may elect to participate or not participate in any request the Company makes to increase the maximum borrowing commitment. Any increase in the borrowing capacity pursuant to this accordion feature is subject to certain terms and conditions, including the absence of an event of default. The maturity date of the Credit Agreement is January 23, 2013 (the “Maturity Date”).

The Company may elect to borrow funds under the Credit Agreement based on either of the “Base Rate” or the “Eurodollar Rate” (both as defined in the Credit Agreement). “Base Rate Loans” are subject to an interest rate that is the higher of (i) the Federal Funds Rate (as published by the Federal Reserve) plus 0.5% and (ii) the Agent’s announced “prime rate.”

The Company’s borrowing cost under the Credit Agreement is based on its ratio of “Funded Debt” to “EBITDA” (both as defined in the Credit Agreement). As security for the Aggregate Commitment, the Company pledged its equity interests in all of its wholly owned subsidiaries.

The Credit Agreement also contains customary representations, warranties and covenants of the Company. Such covenants include (i) maintaining an “Interest Coverage Ratio” (as defined in the Credit Agreement) of at least 5 to 1; (ii) maintaining a ratio of Funded Debt to EBITDA not exceeding 2 to 1; and (iii) limitations on liens, indebtedness and dispositions of property.

The Company did borrow a significant portion of the available balance under the Credit Agreement shortly after closing.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENTANA MEDICAL SYSTEMS, INC.

By:	/s/ Lawrence L. Mehren
Lawrence L. Mehren
Senior Vice President, Chief Financial Officer and Secretary

Date: January 30, 2008